Exhibit 99.1

Travelport

Delivering Growth

-Third Quarter 2013 Results-

Atlanta, GA, November 6, 2013 — Travelport Limited, a leading distribution services and e-commerce provider for the global travel industry, today announces its financial results for the third quarter ended September 30, 2013.

Commenting on developments, Gordon Wilson, President and CEO of Travelport, said:

“We have delivered five percent growth in both Revenue and Adjusted EBITDA for the quarter and year to date and we look to the future with confidence.”

Highlights:

•	Grown Net Revenue and Adjusted EBITDA by 5% in both Q3 and year to date

•	Increased RevPas by 4% in both Q3 and year to date

•	Delivered new Japanese GDS for AXESS/Japan Airlines

•	Further established industry-leading positions in both air and hotel content:

•	Gained significant momentum on ground-breaking air merchandising platform, adding new low cost carriers and increasing ancillary content across all regions

•	Sustained focus on hotel content – now offering 525,000 unique properties

•	Another record quarter for our fast-growing eNett virtual payments business

Financial Highlights

Third Quarter 2013

(in $ millions)	Q3 2013	Q3 2012	$ Change	% Change
Net Revenue	511	489	22	5
Operating Income	57	27	30	111
EBITDA	108	83	25	30
Adjusted EBITDA	128	123	5	5

Travelport’s Net Revenue of $511 million for the third quarter of 2013 was $22 million (5%) higher than the third quarter of 2012, and Adjusted EBITDA of $128 million was $5 million (5%) higher than the third quarter of 2012.

Travelport RevPas increased 4% to $5.51.

Travelport generated $55 million in net cash from operating activities for the three months ended September 30, 2013 compared to $6 million for the three months ended September 30, 2012.

YTD 2013

					Excluding MSA
(in $ millions)	YTD 2013	YTD 2012	$ Change	% Change	$ Change	% Change
Net Revenue	1,596	1,545	51	3	78	5
Operating Income	182	155	27	17	48	31
EBITDA	334	324	10	3	31	11
Adjusted EBITDA	408	414	(6)	(1)	17	5

Travelport’s Net Revenue of $1,596 million on a year to date basis for 2013 was $51 million (3%) higher than 2012 and Adjusted EBITDA of $408 million was $6 million (1%) lower than 2012.

The Master Service Agreement (“MSA”) with United Airlines contributed approximately $27 million to Net Revenue, $21 million to each of Operating Income and EBITDA and $23 million to Adjusted EBITDA on a year to date basis for 2012. Excluding the impact of the MSA, Net Revenue increased $78 million (5%) and Adjusted EBITDA increased $17 million (5%) compared to 2012. The MSA only impacted the comparison of the results of operations for the six months of the year in 2013 compared to 2012.

Travelport RevPas increased 4% to $5.47.

Interest costs of $257 million year to date were $42 million higher for 2013 due to $21 million of financing costs incurred in relation to the debt refinancings in April and June 2013 and a $21 million increase due to higher interest rates.

Travelport’s net debt was $3,319 million as of September 30, 2013, which comprised debt of $3,543 million less $160 million in cash and cash equivalents and less $64 million of cash held as collateral.

Travelport generated $67 million in net cash from operating activities for the nine months ended September 30, 2013 compared to $134 million for the nine months ended September 30, 2012. The decrease is a result of the fluctuation in operating working capital.

In connection with the refinancing of our first lien credit agreement in June 2013, we amended our definition of Adjusted EBITDA to exclude the amortization of customer loyalty payments. As a result, we have revised our reported Adjusted EBITDA for all periods presented to exclude the amortization of customer loyalty payments. Adjusted EBITDA now excludes the amortization of customer loyalty payments of $16 million and $17 million for the quarter ended September 30, 2013 and 2012, respectively and $45 million and $48 million on a year to date basis for 2013 and 2012, respectively.

Conference Call

The Company’s third quarter 2013 earnings conference call will be held on November 6, 2013 beginning at 11:00 a.m. (EST). Details for this conference call as well as the earnings presentation are available through the Investor Center section of the Company’s website (www.travelport.com/investors/Financial-Calendar), where pre-registration for the call is required.

A recording of the call will be made available within 24 hours in the Financial/Operating Data section of the Investor Center on the Company’s website.

About Travelport

Travelport Limited is a leading distribution services and e-commerce provider for the global travel industry.

With a presence in over 170 countries, over 3,500 employees and 2012 net revenue of more than $2.0 billion, Travelport is comprised of the global distribution system (GDS) business, which includes the Galileo and Worldspan brands and its Airline IT Solutions business and a majority joint venture in virtual payments business, eNett.

Headquartered in Atlanta, Georgia, Travelport is a privately-owned company.

Investor Contact

Julian Walker

Head of Corporate Communications and Investor Relations

+44 (0)1753 288 210

julian.walker@travelport.com

Media Contacts

Kate Aldridge

Senior Director, Corporate Communications, EMEA and APAC

+44 (0)1753 328 8720

kate.aldridge@travelport.com

Jill Brenner

Senior Director, Corporate Communications, Americas

+1 (973) 753 3110

jill.brenner@travelport.com

Forward-Looking Statements

Certain statements in this press release constitute “forward-looking statements” that involve known and unknown risks, uncertainties and other factors which may cause the actual results, performance or achievements of the Company to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. Statements preceded by, followed by or that otherwise include the words “believes”, “expects”, “anticipates”, “intends”, “projects”, “estimates”, “plans”, “may increase”, “may fluctuate” and similar expressions or future or conditional verbs such as “will”, “should”, “would”, “may” and “could” are generally forward-looking in nature and not historical facts. Any statements that refer to expectations or other characterizations of future events, circumstances or results are forward-looking statements.

Various risks that could cause future results to differ from those expressed by the forward-looking statements included in this press release include, but are not limited to: the impact that our outstanding indebtedness may have on the way we operate our business; factors affecting the level of travel activity, particularly air travel volume, including security concerns, general economic conditions, natural disasters and other disruptions; general economic and business conditions in the markets in which we operate, including fluctuations in currencies, particularly the U.S. dollar, and the economic conditions in the eurozone; pricing, regulatory and other trends in the travel industry; our ability to obtain travel supplier inventory from travel suppliers, such as airlines, hotels, car rental companies, cruise lines and other travel suppliers; our ability to develop and deliver products and services that are valuable to travel agencies and travel suppliers and generate new revenue streams, including our universal desktop product; maintenance and protection of our information technology and intellectual property; the impact on supplier capacity and inventory resulting from consolidation of the airline industry; financing plans and access to adequate capital on favorable terms; our ability to achieve expected cost savings from our efforts to improve operational efficiency; our ability to maintain existing relationships with travel agencies, including our ability to renew our existing agreement with Orbitz Worldwide, and to enter into new relationships on acceptable financial and other terms; and our ability to grow adjacencies, such as our acquisition of Sprice and our controlling interest in eNett. Other unknown or unpredictable factors could also have material adverse effects on our performance or achievements. In light of these risks, uncertainties, assumptions and factors, the forward-looking events discussed in this press release may not occur. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date stated, or if no date is stated, as of the date of this press release. Except to the extent required by applicable securities laws, the Company undertakes no obligation to release any revisions to any forward-looking statements, to report events or to report the occurrence of unanticipated events unless required by law.

This press release includes certain non-GAAP financial measures as defined under Securities and Exchange Commission (“SEC”) rules. As required by SEC rules, important information regarding such measures is contained below.

TRAVELPORT LIMITED

CONSOLIDATED CONDENSED STATEMENTS OF OPERATIONS

(unaudited)

(in $ millions)	Three Months Ended September 30, 2013	Three Months Ended September 30, 2012	Nine Months Ended September 30, 2013	Nine Months Ended September 30, 2012
Net revenue	511	489	1,596	1,545

Costs and expenses
Cost of revenue	313	296	972	919
Selling, general and administrative	90	110	290	302
Depreciation and amortization	51	56	152	169

Total costs and expenses	454	462	1,414	1,390

Operating income	57	27	182	155
Interest expense, net	(83)	(71)	(257)	(215)
Gain (loss) on early extinguishment of debt	—	5	(49)	6

Loss before income taxes and equity in earnings of investment in Orbitz Worldwide	(26)	(39)	(124)	(54)
Provision for income taxes	(7)	(8)	(24)	(24)
Equity in earnings of investment of Orbitz Worldwide	6	7	8	6

Net loss	(27)	(40)	(140)	(72)
Net income attributable to non-controlling interest in subsidiaries	—	(1)	(2)	—

Net loss attributable to the Company	(27)	(41)	(142)	(72)

TRAVELPORT LIMITED

CONSOLIDATED CONDENSED BALANCE SHEETS

(unaudited)

(in $ millions)	September 30, 2013	December 31, 2012
Assets
Current assets:
Cash and cash equivalents	160	110
Accounts receivable (net of allowances for doubtful accounts of $18 and $16)	214	150
Deferred income taxes	2	2
Other current assets	200	170

Total current assets	576	432
Property and equipment, net	405	416
Goodwill	986	986
Trademarks and tradenames	314	314
Other intangible assets, net	678	717
Cash held as collateral	64	137
Investment in Orbitz Worldwide	15	—
Non-current deferred income taxes	6	6
Other non-current assets	120	150

Total assets	3,164	3,158

Liabilities and equity
Current liabilities:
Accounts payable	63	74
Accrued expenses and other current liabilities	596	537
Deferred income taxes	38	38
Current portion of long-term debt	38	38

Total current liabilities	735	687
Long-term debt	3,505	3,392
Deferred income taxes	9	7
Other non-current liabilities	284	274

Total liabilities	4,533	4,360

Shareholders’ equity:
Common shares ($1.00 par value; 12,000 shares authorized; 12,000 shares issued and outstanding)	—	—
Additional paid in capital	690	718
Accumulated deficit	(1,889)	(1,747)
Accumulated other comprehensive loss	(187)	(189)

Total shareholders’ equity	(1,386)	(1,218)
Equity attributable to non-controlling interest in subsidiaries	17	16

Total equity	(1,369)	(1,202)

Total liabilities and equity	3,164	3,158

TRAVELPORT LIMITED

CONSOLIDATED CONDENSED STATEMENT OF CASH FLOWS

(unaudited)

(in $ millions)	Nine Months Ended September 30, 2013	Nine Months Ended September 30, 2012
Operating activities
Net loss	(140)	(72)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	152	169
Amortization of customer loyalty payments	45	48
Equity-based compensation	4	2
Amortization of debt finance costs and debt discount	25	29
Loss (gain) on extinguishment of debt	49	(6)
Payment-in-kind interest	16	10
Gain on interest rate derivative instruments	(3)	—
Gain on foreign exchange derivative instruments	(2)	—
Equity in earnings of investment in Orbitz Worldwide	(8)	(6)
Deferred income taxes	3	2
FASA liability	—	(7)
Defined benefit pension plan funding	—	(15)
Customer loyalty payments	(60)	(38)
Changes in assets and liabilities:
Accounts receivable	(64)	(13)
Other current assets	(18)	(14)
Accounts payable, accrued expenses and other current liabilities	48	34
Other	20	11

Net cash provided by operating activities	67	134

Investing activities
Property and equipment additions	(76)	(61)
Other	(6)	3

Net cash used in investing activities	(82)	(58)

Financing activities
Proceeds from term loans	2,169	170
Proceeds from revolver borrowings	53	60
Repayment of term loans	(1,663)	(165)
Repayment of revolver borrowings	(73)	(60)
Repayment of capital lease obligations	(14)	(13)
Repurchase of Senior Notes	(413)	(20)
Release of cash provided as collateral	137	—
Cash provided as collateral	(64)	—
Debt finance costs	(55)	(9)
Payments on settlement of foreign exchange derivative contracts	(8)	(49)
Proceeds from settlement of foreign exchange derivative contracts	3	9
Distribution to a parent company	(6)	—
Other	(1)	2

Net cash provided by (used in) financing activities	65	(75)

Net increase in cash and cash equivalents	50	1
Cash and cash equivalents at beginning of period	110	124

Cash and cash equivalents at end of period	160	125

Supplementary disclosures of cash flow information
Interest payments	186	202
Income tax payments, net	20	9
Non-cash capital lease additions	10	6
Non-cash capital distribution to a parent company	25	—
Exchange of Second Priority Secured Notes for Tranche 2 Loans	229	—
Exchange of Senior Notes due 2014 and 2016 for new Senior Notes due 2016	591	—

TRAVELPORT LIMITED

NON-GAAP MEASURES

(in $ millions and unaudited)

Reconciliation of Travelport Adjusted EBITDA to Operating Income

	Three Months Ended September 30,
	2013	2012

Travelport Adjusted EBITDA	128	123
Less adjustments:
Amortization of customer loyalty payments	(16)	(17)
Corporate costs	—	(3)
Equity-based compensation	(2)	—
Litigation and related costs	—	(12)
Other – non cash	(2)	(8)

Total Adjustments	(20)	(40)

EBITDA	108	83
Less: Depreciation and amortization	(51)	(56)

Operating income	57	27

Reconciliation of Travelport Adjusted EBITDA to Operating Income

	Nine Months Ended September 30,
	2013	2012

Travelport Adjusted EBITDA	408	414
Less adjustments:
Amortization of customer loyalty payments	(45)	(48)
Corporate costs	(4)	(9)
Equity-based compensation	(4)	(2)
Litigation and related costs	(12)	(25)
Other – non cash	(9)	(6)

Total Adjustments	(74)	(90)

EBITDA	334	324
Less: Depreciation and amortization	(152)	(169)

Operating income	182	155

Reconciliation of Travelport Adjusted EBITDA to Net Cash Provided by Operating Activities and Unlevered Free Cash Flow

	Nine Months Ended September 30,
	2013	2012

Travelport Adjusted EBITDA	408	414
Less:
Interest payments	(186)	(202)
Tax payments	(20)	(9)
Changes in operating working capital	(30)	34
Customer loyalty payments	(60)	(38)
Defined benefit pension plan funding	—	(15)
Other adjusting items (*)	(45)	(50)

Net cash provided by operating activities	67	134
Add back interest paid	186	202
Less: Capital expenditures on property and equipment additions	(76)	(61)
Less: Repayment of capital lease obligations	(14)	(13)

Unlevered free cash flow	163	262

(*)	Other adjusting items relate to payments for costs included within operating income, but excluded from Travelport Adjusted EBITDA. These include (i) $22 million and $13 million of corporate costs payments during the nine months ended September 30, 2013 and 2012, respectively, (ii) $23 million and $15 million of litigation and related costs payments for the nine months ended September 30, 2013 and 2012, respectively, (iii) a $14 million payment related to a historical dispute related to a now terminated arrangement with a former distributor in the Middle East during the nine months ended September 30, 2012, (iv) $7 million of FASA liability payments and (v) $1 million of restructuring related payments made during the nine months ended September 30, 2012.

TRAVELPORT LIMITED

OPERATING STATISTICS AND DEFINITIONS

(unaudited)

	Three Months Ended September 30,
	2013	2012	Change	% Change
Segments (in millions)
Americas	43	43	—	(0.5)
Europe	19	19	—	(0.4)
Asia Pacific	14	13	1	9.1
Middle East and Africa	10	10	—	2.1

Total Segments	86	85	1	1.3

RevPas	$5.51	$5.30	$0.21	4.1%

	Nine Months Ended September 30,				Excluding MSA
	2013	2012	Change	% Change	Change	% Change
Segments (in millions)
Americas	132	135	(3)	(2.2)	(1)	(0.8)
Europe	65	63	2	3.5	2	3.5
Asia Pacific	43	42	1	2.7	1	2.7
Middle East and Africa	30	30	—	(0.2)	—	(0.2)

Total Segments	270	270	—	0.1	2	0.7

RevPas	$5.47	$5.23	$0.24	4.4%

Definitions:

RevPas: transaction processing revenue divided by the number of reported segments.

Customer Loyalty Payments: development advance payments that are made with the objective of increasing the number of clients or improving customer loyalty with travel agents or travel providers. The amortization of such payments is excluded from Adjusted EBITDA under the terms of our senior secured credit agreement and our second lien credit agreement.

Unlevered free cash flow: is a non-GAAP measure and may not be comparable to similarly named measures used by other companies. Unlevered free cash flow is defined as net cash provided by (used in) operating activities adjusted to exclude cash interest payments and include capital expenditures and capital lease repayments. We believe unlevered free cash flow provides management and investors with a more complete understanding of the underlying liquidity of the core operating businesses and its ability to meet current and future financing and investing needs.

Travelport Adjusted EBITDA: is a non-GAAP financial measure and may not be comparable to similarly named measures used by other companies. We believe this measure provides management with a more complete understanding of the underlying results and trends and an enhanced overall understanding of our financial liquidity and prospects for the future. Adjusted EBITDA is the primary metric for measuring our business results, forecasting and determining future capital investment allocations and will be used by the Board of Directors to determine incentive compensation for future periods. Capital expenditures, which impact depreciation and amortization, Customer Loyalty Payments, interest expense and income tax expense, are reviewed separately by management. Travelport Adjusted EBITDA is disclosed so investors have the same tools available to management when evaluating the results of Travelport. Travelport Adjusted EBITDA is defined as EBITDA adjusted to exclude items we believe potentially restrict our ability to assess the results of our underlying business. Travelport Adjusted EBITDA is a critical measure as it is required to calculate our key financial ratios under the covenants contained in our credit agreements. These ratios use a number which is broadly computed from Travelport Adjusted EBITDA for the last twelve months and consolidated net debt, as at the balance sheet date and are known as the Total Leverage Ratio and Senior Secured Leverage Ratio. Travelport is currently in compliance with all of its financial covenants. A breach of these covenants could result in a default under the senior secured credit agreement, second lien credit agreement and the indentures governing the notes.